                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-K/A



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): October 16, 2000



                            GENERAL AUTOMATION, INC.
                            ------------------------
             (Exact name of Registrant as specified in its charter)



             Delaware                                       0-5260
     -----------------------------------------------------------------------
     (State of incorporation) or other jurisdiction (Commission File Number)

                                    95-248811
                                    ---------
                     (I.R.S. Employer Identification Number)



                 17731 Mitchell North, Irvine, California 92614
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (949) 250-4800


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

On August 2, 2000, General Automation, Inc. ("GA") sold its line of Pick-based database management products and related assets to Pick Systems for $2,500,000 in cash, a Promissory Note in the principal amount of $500,000 (the "Note"), and royalties in an amount equal to 20% of certain sales made by Pick Systems during the twenty-four month period commencing August 1, 2000. The Note does not bear interest and is due and payable in full on December 31, 2000. Concurrently with the consummation of this transaction, royalties owed to Pick Systems by GA in the aggregate amount of $1,284,000 were also extinguished.

The assets sold to Pick Systems consisted of (a) the line of products previously sold by GA under the names R83, R91, Mentor Operating Environment (MOE), Mentor PC/OS, mvBase, mvEnterprise, mvPRO, Sequoia PICK, Sequoia PRO, PICK O/A, CIE PICK and PICK64+; (b) all intellectual property unique to those products, including trademarks; (c) the service contracts related to those products; (d) all accounts receivable derived from service contracts pertaining to those products, and (e) certain other related assets.

In accordance with Article 210.11-02 (a) of regulation S-X, the following narrative description of pro-forma adjustments related to the sale of the registrants database business to Pick Systems, Inc., and reported on SEC Form 8-K on August 14, 2000, is filed as an amendment to that Form 8-K. Use of
Estimates: the preparation of pro-forma financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Pro-Forma Adjustments: For the nine months ended June 30, 2000:
Had the sale of the database business been consummated at the beginning of fiscal 2000, previously reported results of operations and financial condition would have been adjusted as follows:

                               6/30/00 - AS REPORTED         PRO-FORMA ADJUSTMENTS      6/30/00 - PRO-FORMA RESULTS
                               ---------------------         ---------------------      ---------------------------
Total Sales                          $17,089,000                  (11,742,794)                   5,346,206
Cost of Sales                         10,326,000                   (7,537,629)                   2,788,731
Gross Profit                           6,763,000                   (4,205,165)                   2,557,835
Operating Expenses                     8,618,000                   (5,257,020)                   3,660,980
Operating Income/Loss                 (1,855,000)                   1,051,855                     (803,145)
Current Assets                         4,131,000                     (495,356)                   3,635,644
Total Assets                           9,086,000                   (1,510,048)                   7,575,952
Current Liabilities                   12,556,000                   (2,636,539)                   9,919,461
Basic EPS                                   (.21)                         .15                          .06
Weighted Shares Outstanding           12,421,375                   12,421,375                   12,421,375

Pro-Forma Adjustments:
For the fiscal year ended September 30, 1999:

                              9/30/99 - AS REPORTED        PRO-FORMA ADJUSTMENTS      9/30/99 - PRO-FORMA RESULTS
                              ---------------------        ---------------------      ---------------------------
Total Sales                         $28,868,000                  (16,987,152)                 $11,880,848
Cost of Sales                        17,464,000                  (10,722,457)                   6,741,543
Gross Profit                         11,404,000                   (6,264,695)                   5,139,305
Operating Expenses                   13,323,000                   (7,409,240)                   5,913,760
Operating Income/Loss                (1,919,000)                   1,144,545                     (774,455)
Current Assets                        7,302,000                     (876,240)                   6,425,760
Total Assets                         11,166,000                   (1,842,396)                   9,323,604
Current Liabilities                 $14,092,000                   (2,959,320)                  11,132,680
Basic EPS                                   .08                          .13                          .21
Weighted Shares Outstanding           9,338,851                    9,338,851                    9,338,851


The adjustments to sales and cost of sales includes the effect of the Company not selling computer hardware, in addition to the loss of sales, and associated cost of sales, related to the database software. Under the original Pick license agreements, the Company was required to "bundle", or load, its software with certain computer hardware before that software could be sold. Management estimates that a combination of licensing fees, overhead and low-margin hardware product associated with its database business, contributed significantly to reported losses in the Company's history. Pro-forma adjustments also include estimates of increased marketing and technology costs the Company would have incurred if it had sold the database business earlier in the prospective reporting periods.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



October 13, 2000                        GENERAL AUTOMATION, INC.



                                        By: /s/ Richard H. Nance
                                            ------------------------------------
                                            Richard H. Nance, Chief Financial
                                            Officer